Exhibit 10.19


                          PLEDGE AND SECURITY AGREEMENT

      PLEDGE AND SECURITY AGREEMENT, made and entered into as of the 12th day of November, 1997 (this "Agreement"), between Interactive Imaginations, Inc., a New York corporation ("Grantor"), and The Travelers Insurance Company (the "Secured Party").

                                    RECITALS

      WHEREAS, Grantor and Secured Party have entered into a Senior Convertible Note (the "Note") with Warrants Purchase Agreement, dated as of November 12, 1997 (such agreement, as it may hereafter be amended, restated, supplemented or otherwise modified from time to time, being the "Note Purchase Agreement"), pursuant to which the Grantor has agreed to grant, assign and pledge to the Secured Party a first priority security interest in and to certain of its rights, properties and assets, to secure its obligations to the Secured Party under the Note Purchase Agreement and the Note.

      WHEREAS, as a condition precedent to making the loan (the "Loan") to Grantor pursuant to the Note Purchase Agreement, the Secured Party has required Grantor, and Grantor has agreed, to grant to the Secured Party a continuing first and prior security interest in certain property and interests in Grantor's "Riddler Asset," to secure all such obligations of the Grantor, including, but not limited to, all of its right, title, and interest in and to all computer source code, trademarks, copyrights, data base information and other proprietary information owned by Grantor and comprising the Riddler Property and related assets of the Grantor (as more fully described in Section 1 herein), and all proceeds thereof (collectively, the "Collateral"), and to grant to the Secured Party a power of attorney to foreclose upon and sell Grantor's interests in the Collateral under the circumstances set forth in this Agreement.

      NOW, THEREFORE, Grantor, intending to be bound hereby, in consideration of the premises hereof, in order to induce Secured Party to enter into the Note Purchase Agreement and to induce the Secured Party to make a loan to the Grantor, and in consideration of such loan being made by the Secured Party to or for the account of the Grantor, pursuant to the Note Purchase Agreement, and for $1.00 and other good and valuable consideration, receipt of which is hereby acknowledged, hereby agrees with, and for the benefit of, the Secured Party, as follows:

                                   AGREEMENT

SECTION 1.  Security for Liabilities.

      (a) This Agreement secures the full and prompt payment and performance of
(i) all obligations and liabilities of the Grantor to the Secured Party now or hereafter existing under the Note Purchase Agreement, whether for principal, interest, fees, indemnification, or otherwise, and (ii) all obligations and liabilities of Grantor to the Secured Party now or hereafter existing under this Agreement (such obligations and liabilities being collectively referred to as the "Liabilities"). Grantor and the Secured Party agree that they intend the security interest hereby granted to attach upon the execution and delivery of this Agreement.

      (b) To secure the payment and performance of all of the Liabilities, Grantor hereby grants to the Secured Party a first and valid security interest in all of Grantor's right, title and interest, in the United States and throughout the world, in and to all of its now owned and hereafter acquired (i) computer source and run-time coding and software employed to operate Grantor's "Riddler" property on the World Wide Web in a manner substantially similar to the current operation of Riddler, and any and all future upgrades and revisions thereto (the "Riddler Software"), and (ii) all games and content (the "Content," and together with the Riddler Software, the "Riddler Property") used in conjunction with Riddler and controlled by the Riddler Software. The elements of the Riddler Software are more fully described on Exhibit A hereto. Notwithstanding the foregoing, the Secured Party acknowledges that the security interest set forth herein shall be subject to all the rights in respect of the Riddler Software granted by Grantor by a License Agreement, dated as of November 22, 1996, to SegaSoft, Inc.

        (c) To secure the payment and performance of all of the Liabilities, Grantor hereby grants to the Secured Party a first and valid security interest in all of Grantor's right, title and interest, in the United States and throughout the world, in and to all of its now owned and hereafter acquired computer hardware employed to serve and display Grantor's Riddler Property on the World Wide Web in a manner substantially similar to the current operation of Riddler, such hardware fully described on Exhibit B hereto, and as may be amended from time to time pursuant to this Agreement.

      (d) To secure the payment and performance of all of the Liabilities, Grantor hereby grants to the Secured Party a first and valid security interest in all of Grantor's right, title and interest, in the United States and throughout the world, in and to all of its now owned and hereafter acquired proprietary data and information related to or generated from the Riddler Property, including without limitation, subject to the rights of Riddler players as set forth in the Privacy Policy Statement posted on the Riddler Property, the registration information of Riddler players collected by Grantor through the Riddler Property.

      (e) To secure the payment and performance of all of the Liabilities, Grantor hereby grants to the Secured Party a first and valid security interest in all of Grantor's right, title and interest, in the United States and throughout the world, in and to all of its now owned and hereafter acquired intellectual property rights, as more fully described on Exhibit C hereto, including copyrights, trademarks, trade names, service marks and the like, which are or were solely and directly related to or used in conjunction with the Grantor's Riddler Property, including without limitation, all Web pages comprising the Riddler Property, the "Ridman" logo and all other marks denoting the Riddler Property or games, artwork, trivia, and puzzles available thereon, and all registrations and applications to register same, and all renewals thereof and all proceeds thereof.

      (f) In addition to the security interests set forth in this Section 1, subject to the provisions of subsection 3(c), Grantor hereby further grants to the Secured Party a first and valid security interest in all of Grantor's right, title and interest in and to all income, royalties, damages and payments now and hereafter due and/or payable in respect of the Collateral and, subject to the provisions of subsection 3(c), in and to all rights during the term of this Agreement to sue, collect and retain for its own benefit damages and payments for past or future infringements on the Collateral.

SECTION 2.  Grantor Remains Liable.

      Anything contained herein to the contrary notwithstanding, (a) Grantor shall remain liable under any contracts and agreements included in the Collateral, to the extent set forth therein, to perform all of its duties and obligations thereunder to the same extent as if this Agreement had not been executed, (b) the exercise by Secured Party of any of its rights hereunder shall not release Grantor from any of its duties or obligations under any contracts and agreements included in the Collateral, and (c) Secured Party shall not have any obligation or liability under any contracts and agreements included in the Collateral by reason of this Agreement, nor shall Secured Party be obligated to perform any of the obligations or duties of Grantor thereunder or to take any action to collect or enforce any claim for payment assigned hereunder.

SECTION 3.  Representations, Warranties and Covenants of Grantor.

      (a) Except as otherwise set forth herein, none of the Collateral is or shall become subject to any lien, security interest or other encumbrance other than that of the Secured Party granted hereby, and Grantor agrees that it shall not transfer, convey or encumber any interest in or to the Collateral without the prior express written consent of the Secured Party, except in accordance with the terms of the Note Purchase Agreement.

      Notwithstanding the foregoing, the Secured Party agrees that Grantor shall be permitted to license all and any part of the Content in the ordinary course of business in connection with distribution of the Content through third party web sites. It is expressly understood that portions of the Riddler Software may be necessary to accomplish any such Content distribution, but at no time is any Riddler Software licensed in a stand-alone manner for any use other than distributing the Content. Any such license of the Content granted by Grantor (any "License") shall be in writing and shall reserve all rights in Grantor except those reasonably necessary to effectuate the transaction in the ordinary course of business.

      (b) Grantor shall not take any action, or permit any action to be taken by others subject to Grantor's control, including licensees, or fail to take any action, or permit others subject to Grantor's control, including licensees, to fail to take any action, which would, in the case of any such actions or failures to act taken singly or together, materially adversely affect the validity, grant and enforceability of the Collateral herein.

      (c) During the term of this Agreement, all income, royalties, payments and damages due and payable to Grantor under the Collateral shall be paid to, and shall remain the property of, Grantor. Notwithstanding the foregoing, upon the occurrence and during the continuance of an Event of Default under and as defined in this Agreement or the Note Purchase Agreement, all income, royalty payments and damages, if any, received thereafter shall, on the demand of the Secured Party, be paid directly to the Secured Party and shall be applied by the Secured Party on account of the Liabilities of Grantor. The Secured Party shall have the right to notify payors to make their payments directly to the Secured Party upon the occurrence and during the continuance of an Event of Default under the Note Purchase Agreement.

      (d) Grantor agrees, upon the reasonable request by the Secured Party during the term of this Agreement, to execute, acknowledge and deliver any and all additional instruments and documents which may be necessary or desirable to effect the purposes of this Agreement, such instruments and documents to be in a form reasonably acceptable to counsel for Grantor and the Secured Party.

      (e) Grantor shall promptly notify the Secured Party, in writing, of any suit, action, proceeding or counterclaim brought against Grantor relating to, concerned with, or materially adversely affecting the Collateral, and shall, on request, deliver to the Secured Party a copy of all pleadings, papers, orders or decrees theretofore and thereafter filed in any such suit, action or proceeding, and shall keep the Secured Party duly advised in writing of the progress of any such suit.

      (f) Grantor shall use its commercially reasonable efforts to take such action, or to direct action to be taken by others subject to Grantor's control, in order to maintain insurance coverage on the tangible Collateral, and to maintain all Collateral in good working order in order to prevent harm to the Collateral which may materially adversely affect the validity, grant and enforceability of the Secured Party's interest in the Collateral granted herein.

      (g) Grantor represents and warrants to the Secured Party that (i) the Grantor's principle place of business is located at 915 Broadway, Suite 1608, New York, NY 10010 and (ii) the Collateral set forth on Exhibit B hereto is physically present at Grantor's principle place of business; and (iii) the Collateral will not be moved from that location without notice to the Secured Party and appropriate filings.

SECTION 4.  Indemnity.

       Grantor agrees to indemnify the Secured Party from and against any and all claims, losses and liabilities growing out of or resulting from this Agreement (including, without limitation, enforcement of this Agreement and any actions taken pursuant to Section 8 or any failure to act thereunder). In such event, the Liabilities of Grantor shall include the amount of any reasonable expenses, including the reasonable fees and disbursements of its counsel, which Secured Party may incur in connection with (i) the custody, preservation, or the sale of, collection from or other realization upon, any of the Collateral,

(ii) the exercise or enforcement by Secured Party of any of its rights or powers hereunder, or (iii) any failure by Grantor to perform or observe any of the provisions hereof.

SECTION 5. Default. The following shall each constitute an "Event of Default" hereunder:

      (a) The failure of the Grantor to observe or perform any term, covenant or agreement set forth in Section 3 of this Agreement; or

      (b) The failure of the Grantor to observe or perform any term, covenant or agreement set forth in this Agreement (other than Section 3) and such failure shall have continued unremedied for a period in excess of 15 days after Grantor is aware of such failure; or

      (c) Any representation or warranty of the Grantor made in this Agreement, or in any certificate, report, opinion or other document delivered or to be delivered pursuant hereto, shall prove to have been incorrect or misleading (whether because of misstatement or omission) in any material respect when made; or
      (d) The occurrence of any material loss, theft, damage or destruction of the Collateral, and such Collateral is not replaced, recovered or repaired within 7 days of the occurrence of such loss, theft damage or destruction; or

      (e) The issuance or making of any levy, seizure, attachment execution or similar authorized legal process on any of the Collateral; or

      (f) The occurrence of an Event of Default under and as defined in the Note Purchase Agreement.

SECTION 6. Rights and Remedies Upon Default.

      Upon the occurrence of an Event of Default and at any time thereafter (such Event of Default not having previously been cured), the Secured Party, in addition to any rights set forth herein or in the Note Purchase Agreement, shall have all the rights and remedies of a secured party under the Uniform Commercial Code and shall further have, in addition to all other rights and remedies provided herein or by law, the right to take possession of the Collateral and from time to time to sell, assign or otherwise dispose of the Collateral, at public or private sale or otherwise, at the option of the Secured Party, for cash or on credit, upon such terms and conditions as the Secured Party may deem proper, all without (except as shall be required by applicable statute and which cannot be waived) advertisement or demand upon or notice to Grantor or right of redemption of Grantor, which are hereby expressly waived to the fullest extent permitted by law and any transferee with respect to the Collateral (including the Secured Party) shall acquire the same absolutely free from any right or claim of any kind, including without limitation any equity of redemption which, together with all rights of redemption, stay or appraisal which Grantor may have under any rule or statute which Grantor hereby specifically and unconditionally waives to the fullest extent permitted by law; and, in connection with the foregoing:

      (a) The Secured Party may, unless prohibited by applicable statute which cannot be waived, purchase the Collateral, or any part thereof, free from and discharged of all trusts, claims, right of redemption and equities of Grantor, which are hereby waived and released; and

      (b) The Secured Party shall apply all proceeds received by Secured Party in respect of any sale, assignment or other disposition of, collection from or other realization upon the Collateral in whole or in part against all or any part of the Liabilities in such order as the Secured Party shall elect, in its discretion; any surplus of such proceeds held by the Secured Party and remaining after payment in full of all of the Liabilities shall be paid over to Grantor or to whomsoever may be lawfully entitled to receive such surplus; and Grantor shall at all times remain liable for any deficiency on the Liabilities.

SECTION 7.  Remedies Cumulative.

      All options, powers and rights granted to the Secured Party hereunder, under the Note Purchase Agreement shall be cumulative and shall be in addition to any other options, powers and rights of the Secured Party under other applicable law or otherwise. Grantor shall at all times remain liable for any deficiency on the Liabilities.


SECTION 8.  Power of Attorney.

      Grantor hereby irrevocably appoints the Secured Party, and any officer or agent of the Secured Party, with full power of substitution, its true and lawful attorneys-in-fact with full, irrevocable power and authority in Grantor's place, stead, name and behalf, or in the Secured Party's own names, from time to time and at any time in the Secured Party's absolute discretion, after an Event of Default which is continuing, to do any and all things required to be done to carry out the terms or to accomplish the purposes of this Agreement as fully and effectually as Grantor could do but for this appointment, including without limitation, the power (i) to sign Grantor's name to, and to file, Financing Statements or other instruments reasonably required by the Secured Party to protect or perfect any security interest given hereunder, (ii) to execute, in connection with any sale, transfer or other disposition, any endorsements, assignments or other instruments of conveyance or transfer with respect to the Collateral, (iii) to notify and direct the United States Post Office authorities by notice given in the name of Grantor and signed by the Secured Party on behalf of Grantor to change the address for delivery of all mail addressed to Grantor relating to the Collateral to an address to be designated by the Secured Party, and to cause such mail to be delivered to such designated address where the Secured Party may open all such mail and remove therefrom any notes, checks, acceptances, drafts, money orders or other instruments included in the Collateral, (iv) to endorse the name of Grantor upon any notes, checks, acceptances, drafts, money orders, instruments or other documents relating to the Collateral and to effect the deposit and collection thereof, and (v) to endorse the name of Grantor on any other documents relating to the Collateral.

      Grantor hereby ratifies all actions taken by or on behalf of the Secured Party pursuant to this power of attorney or otherwise as provided in this Agreement and neither the Secured Party nor any of their officers or agents shall be liable for any acts or omissions or mistake of fact or law in its or their capacity as such attorney-in-fact. This power of attorney is coupled with an interest and shall be irrevocable until all of the Liabilities are paid in full and this Agreement is terminated. The powers conferred upon the Secured Party hereunder are solely to protect its interests and shall not impose any duty upon it to exercise any of such powers.

SECTION 9.  Termination and Release.

      Upon full and complete payment and performance of the Liabilities, this Agreement and the power of attorney granted at Section 8 shall automatically terminate and the Secured Party shall release the Collateral from this Agreement, and shall execute and deliver all documents as may be reasonably necessary to render the Collateral free and clear of any security interest created pursuant to this Agreement.

SECTION 10.  Continuing Security Interest; Assignment.

      This Agreement shall create a continuing security interest in the Collateral and shall remain in full force and effect until payment in full of the Liabilities. If at any time or times, by sale, assignment, negotiation, pledge or otherwise, the Secured Party transfers any of the Liabilities in accordance with the Note Purchase Agreement, such transfer shall carry with it the Secured Party's rights, powers and remedies under this Agreement with respect to the obligation transferred, and the transferee shall become vested with such rights and remedies whether or not they are specifically referred to in the transfer, unless, and then only to the extent, that the terms of such transfer otherwise provide. The Secured Party agrees to give Grantor prior notice of its intention to transfer any of its rights, powers and remedies under this Agreement, provided however, that the Secured Party's failure to do so shall not result in any liability other than damages incurred directly by Grantor as a result of such failure to give notice. If and to the extent the Secured Party retains any of the Liabilities, the Secured Party shall continue to have the rights, powers and remedies herein set forth with respect thereto. Grantor shall not assign this Agreement except with the prior consent of the Secured Party.

SECTION 11.  Enforceability and Construction.

      Should any part or provision of this Agreement be held unenforceable or conflicting with the law of any jurisdiction, the validity of the remaining parts or provisions hereof shall not be affected thereby. Should any part or provision of this Agreement be deemed by a court or other governmental authority of competent jurisdiction to be an assignment of any trademark so as to result in Grantor's abandonment thereof, such part or provision (but no other) shall be construed as providing for a security interest and not an assignment, all in order to preclude such abandonment and, if such construction shall not be accepted by such court or other governmental authority such part or provision (but no other) shall be deemed null and void as to such trademark in the jurisdiction where abandonment might otherwise result.

SECTION 12.  Miscellaneous.

      This Agreement alone fully and completely expresses the agreement of the parties hereto with respect to the subject matter hereof. This Agreement shall be binding upon and shall inure to the benefit of the parties hereto and their respective successors and assigns. No failure or delay on the part of any party in exercising any right, power or privilege hereunder or under the Note Purchase Agreement, the other Loan Documents or any other agreement or instrument in connection herewith or therewith shall operate as a waiver thereof or preclude any other or further exercise thereof or of any other right, power or privilege. No amendment or waiver of any provision of this Agreement, nor consent to any departure herefrom, shall in any event be effective unless the same shall be in writing and signed by the waiving or consenting party, and then such waiver or consent shall be effective only in the specific instance and for the specific purpose for which given.

SECTION 13.  Notices, etc.

      Any notice, demand, consent, approval or other thing required or desired to be served, given or delivered hereunder shall be in writing and shall, except as otherwise herein expressly provided, be deemed to have been validly served, given or delivered upon delivery, if personally delivered (including delivery by overnight private courier service), or upon transmission by telex, telegram or telecopier or three (3) Business Days after deposit of same in the United States mail by registered or certified mail, postage prepaid.

SECTION 14.  Governing law.

      This Agreement has been made and executed and is to be performed in the State of New York. This Agreement and of all transactions provided for herein shall be governed by, interpreted and construed under the laws of the State of New York without regard to the conflict of laws principles thereof.


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

SECTION 15.  Counterparts.

      This Agreement may be executed in one or more counterparts and by different parties hereto in separate counterparts, each of which when so executed and delivered shall be deemed an original, but all such counterparts together shall constitute but one and the same instrument; signature pages may be detached from multiple separate counterparts and attached to a single counterpart so that all signature pages are physically attached to the same document.

                                  * * * * *

       IN WITNESS WHEREOF, the parties hereto have executed this Agreement by causing these presents to be signed by their respective duly authorized officers as of the date first written above.


                                    INTERACTIVE IMAGINATIONS, INC.



                                    By:_____________________________
                                    Name: Michael P. Paolucci
                                    Title: Chief Executive Officer



                                    THE TRAVELERS INSURANCE COMPANY


                                    By:__________________________________
                                    Name:
                                    Title:


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


                                                                     Exhibit A
                        INTERACTIVE IMAGINATIONS, INC.
                         RIDDLER PROPRIETARY SOFTWARE

The components of the Riddler Software detailed in this Exhibit consist of CGI C++ executables, system C++ executables and the Ridmark Data System, which data system is based upon Oracle stored procedures and tables.

Name and Description of Riddler Software Sub-Systems:

Registration: Enables forms and functions for user to enter demographic information, which information is stored in the Ridmark Data System and utilized by the "Ad Delivery" sub-system.

TicketBooth:  Enables game play selections for users.

Ad Delivery: Enables delivery and display of full-page advertisements to users prior to game launch; functionally utilizing a delivery algorithm which weights several variables in determining which advertisement is displayed, including the required circulation of the promotions, end date of promotions, as well as player and demographic data acquired by "Registration." The Ad Delivery sub system also utilizes weighted algorithms to create 'deals' of coins/caps for a user (i.e. - determines the type and number of points the user will receive for winning the game chosen through the "TicketBooth" subsystem) .

Game Launch: Enables a user to begin and play the game chosen through the "TicketBooth" sub-system. For multi-user games, Game Launch includes IRC chat functions allowing users to communicate prior to beginning a game.

Game Close: After the completion of a game, this sub-system closes a game, informs the user of the results, and depending on a win or a loss, credits a user's inventory with the value of the `deal' determined by the Ad Delivery sub-system. "Game Close" also delivers additional a final advertising impression (banner ad) associated with the promotion determined and displayed by the "Ad Delivery" sub-system.

Caps Exchange and Inventory: Enables users to (i) `purchase' points (CAPS) toward particular prizes using generic points (Riddlets) or (ii) exchange points for a particular prize into points for another prize or generic points, and
(iii) track their progress toward each live prize competition. Along with the 'deal' created by the "Ad Delivery" sub-system, the Caps Exchange and Inventory sub-systems are the basis of the Riddler economy which controls point acquisition system wide and ensuring the desired duration of specific prize promotions.

Leaderboard: Tracks game activity and displays, by individual game, a list of users ranked in descending order beginning with the user credited with winning that particular game the greatest number of times.

System Operations: Primarily manages loading Web-activity logs and data into the Ridmark Data System tables, as well as managing interactions between other system functions.


The following two pages of this Exhibit A specify each Riddler sub-system, the "executable" files within the sub-system, and the file names containing the source code comprising of the Riddler Software.

                                                                     EXHIBIT B


                                Riddler Hardware

        Equipment               Serial #              Description               Riddler Network Name
        ---------               --------              -----------               --------------------
    Silicon Graphics          080069097ADF       Single Processor Web Server           Mozart
       Challenge S                                       - 200MHz
                                                        128 MB RAM
    Silicon Graphics          0800690A41C3       Single Processor Web Server         Old-Phobos
       Challenge S                                       - 200MHz
                                                        128 MB RAM
    Silicon Graphics          0800690A46E6       Single Processor Web Server            Liszt
       Challenge S                                       - 200MHz
                                                        128 MB RAM
    Silicon Graphics          0800690A36E4       Single Processor Web Server            Vesta
       Challenge S                                       - 200MHz
                                                        128 MB RAM
    Silicon Graphics          080069097AE2       Single Processor Web Server           Halley
       Challenge S                                       - 200MHz
                                                        128 MB RAM

       Sun Sparc 4              606F0109                                               Saturn

 Cisco FDDI Concentrator                           FDDI concentrator                 Cisco-Conc

  Silicon Graphics Indy       080069097989      Development workstation                Mercury

       Sun Ultra 1              621F0451        Development workstation                Phoebe



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